UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 3, 2006
(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 488-1200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to Item 5.02 for information on a transition agreement and option modification letter, each dated September 29, 2006, that were entered into by the Company and Mr. Stephen Agress.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Stephen Agress and the Company have agreed that Mr. Agress will resign as Vice President, Finance and Chief Accounting Officer of the Company effective September 30, 2006. Under the terms of a transition agreement, the Company will continue to employ Mr. Agress to provide transition services for a period of up to six months, and for compensation of up to $38,120. The agreement also provides for the payment to Mr. Agress of $101,652 in cash severance payments.

In addition, the Company and Mr. Agress have entered into a stock modification agreement that modifies the expiration date of an option currently owned by Mr. Agress to purchase an aggregate of 100,000 shares of common stock at an exercise price of $2.59. The option, which currently expires at a rate of 20,000 shares per year commencing on May 31, 2009, has been modified wherein 20,000 shares continue to expire on May 31, 2009, 20,000 shares continue to expire on May 31, 2010 and the remaining 60,000 shares also expire on May 31, 2010. The agreement also provides that the options shall survive the termination of his employment.

The foregoing summary of the transition agreement and stock option modification agreement is qualified by reference to the form of the documents that are filed as an exhibit to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Description

10.1 Transition Agreement	Filed herewith

10.2 Form of Stock Option Modification Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: October 3, 2006	By:	/s/ Jack Abuhoff

Jack Abuhoff
Chairman, President &
Chief Executive Officer

INDEX TO EXHIBITS

Description

10.1 Transition Agreement	Filed herewith

10.2 Form of Stock Option Modification Agreement	Filed herewith